EXHIBIT 10.4
Joinder Agreement for Registration Rights Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Registration Rights  Agreement (the “Agreement”) dated as of February 24, 2010, by and among SinoHub, Inc. (the “Company”) and the parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement).

Date: February 26, 2010

NAME OF INVESTING ENTITY

By:	/s/ Matthew Hayden
Name: Matthew Hayden
Title: Investor

ADDRESS FOR NOTICE

c/o:	Merrill Lynch

Street:	150 Fayetteville Street

City/State/Zip:	Raleigh, NC 27601

Attention:	Valerie Ebert

Tel:	919-829-2083

Fax:	919-827-0094

Email:	valerie_ebert@nl.com